UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 08, 2020

AppTech Corp.

(Exact name of registrant as specified in its charter)

Wyoming	65-0847995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5876 Owens Ave. Suite 100 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

 (760) 707-5959

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	APCX	OTC Pink Open Market

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Virgilio Llapitan as President and Chief Operating Officer

On December 08, 2020, the board of directors (the “Board”) of AppTech Corp. (the “Company”) promoted Virgilio Llapitan, previously the Executive Vice President, to the position of President and Chief Operating Officer effective immediately. Mr. Llapitan will continue to be responsible for the day-to-day operations of the Company with an enhanced role in the strategy and direction of the Company. The general terms and conditions of Mr. Llapitan’s employment shall not be altered in connection with his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH CORP.

Dated: December 14, 2020	By:	/s/ Luke D’Angelo
	Name:	Luke D’Angelo
	Title:	Interim Chief Executive Officer

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